UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 14, 2008

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 14, 2008, Blockbuster Inc. (“Blockbuster”) issued a press release and made a presentation to investors regarding its proposed combination with Circuit City Stores, Inc. (“Circuit City”). In the press release and presentation, Blockbuster disclosed certain first quarter 2008 results, including its expected first quarter 2008 adjusted EBITDA results, as well as its first quarter 2008 net income results and a reconciliation between the two pursuant to Regulation G. Copies of the press release and presentation are furnished with this report as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure

As discussed above, on April 14, 2008, Blockbuster issued a press release and made a presentation to investors regarding its proposed combination with Circuit City. Blockbuster is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 to comply with Regulation FD. Furthermore, such information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any of Blockbuster’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Blockbuster Inc. Press Release, dated April 14, 2008

99.2	Blockbuster Inc. Presentation, dated April 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: April 14, 2008	By:	/s/ Eric H. Peterson
Eric H. Peterson Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Blockbuster Inc. Press Release, dated April 14, 2008

99.2	Blockbuster Inc. Presentation, dated April 14, 2008